EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT BY
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Annual Report of Apex Resources Group, Inc.,on Form 10-KSB for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, John R. Rask, Principal Executive Officer and John M. Hickey, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

                  (1) The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



    Date:    October 15, 2004      /s/ John R. Rask
                                   -------------------------------------
                                   John  R. Rask, Principal Executive Officer



    Date:   October 15, 2004       /s/ John M. Hickey
                                   ------------------------------------
                                   John M. Hickey, Principal Financial Officer